Sale and Assignment of a Limited Share	Verkauf und Abtretung einer Kommanditbeteiligung
between	zwischen
Suresh Capital Maritime Partners Germany GmbH Garrelstrasse14, 26789 Leer
- the “Seller”-	-die “Verkäuferin”-
and	und
Suresh Capital Maritime Partners I-B Germany GmbH Garrelstrasse14, 26789 Leer
the “Buyer”	-die Käuferin-
the following transfer agreement is concluded:	wird der folgende Übertragungsvertrag abgeschlossen:
Art. 1
The Seller holds a share in the company	Die Verkäuferin ist an der Kommanditgesellschaft in Firma
ATL Offshore GmbH & Co. ”Isle of Mellum“ KG
- hereinafter called the “KG“ -	- nachfolgend KG genannt -
registered in Leer with the corporate register of the Local Court of Aurich under number HRA 200363, as limited partner in the amount of € 10,125,000.00 (in words: Euro ten million one hundred twenty five thousand).

mit Sitz in Leer, eingetragen im Handelsregister des Amtsgerichts Aurisch, unter der Nummer HRA 200363, als Kommanditist mit einer Einlage in Höhe von € 10.125.000,00 (in Worten: Euro zehn Millionen einhundert fünfundzwanzigtausend) beteiligt.

/..

The share has been paid in the amount of € 1,985,262.50 (in words Euro one million nine hundred eighty-five thousand two hundred sixty-two and fifty cent).	Die Einlage ist in Höhe von € 1.985,262,50 (in Worten Euro eine Millionen neunhundert fünfundachtzig tausend zweihundert zweiundsechzig und fünfzig Cent) eingezahlt.
Art. 2
The aforementioned share is sold and transferred by the Seller to the Buyer according to the following terms.	Die oben genannte Einlage verkauft und überträgt die Verkäuferin zu den nachfolgenden Bedingungen an die Käuferin.

The purchase price for the in Art. 1 described share is: €2,027,784.77 (in words: two million twenty seven thousand seven hundred eighty four Euro and seventy seven Cent)	Der Kaufpreis für die in Art. 1 beschriebenen Beteiligung beträgt : €2.027.784,77 (in Worten: zwei Millionen siebenundzwanzig tausend siebenhundert vierundachtzig Euro und siebenundsiebzig Cent)

The purchase price is payable at the latest by December 31, 2007 to the following account:	Der Kaufpreis ist bis spätestens zum 31. Dezember 2007 auf das nachfolgend genannte Konto zu überweisen:

Beneficiary Suresh Capital Maritime Partners Germany GmbH	Kontoinhaber: Suresh Capital Maritime Partners Germany GmbH
Bank Berenberg Bank Swift Code BEGODEHH Account No. 00-52751-005	Bank: Berenberg Bank Swift Code: BEGODEHH Kontonummer: 00-527251-005
Art. 3
The Seller hereby assigns his limited share with all rights and obligations under the condition precedent of payment of the purchase price to the Buyer according to Art. 2 hereof. The legal transfer is effected with the date of this agreement (Transfer Cut-Off Date). The economical transfer is effected with effect from 1st January 2008.

Die Verkäuferin tritt hiermit seine Kommanditbeteiligung mit allen Rechten und Pflichten unter der aufschiebenden Bedingung der Kaufpreiszahlung gemäß Art. 2 an die Käuferin ab. Der rechtliche Übergang erfolgt mit Datum dieser Vereinbarung (Abtretungsstichtag). Der wirtschaftliche Übergang erfolgt mit Wirkung vom 01. Januar 2008.

The Buyer hereby accepts the assignment effective on the Transfer-Cut-Off Date.	Die Käuferin nimmt hiermit die Abtretung zum Abtretungsstichtag an.
Art. 4
The Seller warrants that until the Transfer-Cut-Off Date the rights under the partnership are not attached, pledged of in any other way encumbered or assigned.	Der Verkäufer sichert zu, daß die Rechte aus dem Gesellschaftsverhältnis zum Übertragungszeitpunkt weder gepfändet, verpfändet noch anderweitig belastet oder abgetreten sind.
Art. 5
The Buyer intends its direct entry of its limited share in the corporate register and undertakes to submitt all necessary documents in relation thereto. The Seller undertakes to declare his resignation to the corporate register forthwith.

Die Käuferin beabsichtigt ihre unmittelbare Eintragung der Kommanditbeteiligung in das Handelsregister und verpflichtet sich, die dafür erforderlichen Unterlagen vorzulegen. Der Verkäufer verpflichtet sich zur unverzüglichen Anmeldung seines Ausscheidens an das Handelsregister.

Art. 6
Reederei Hartmann GmbH & Co. KG
the only other limited partner in the KG agrees to the sale and transfer of the limited share according to this contract.	die einzige weitere Kommanditistin an der KG ist mit dem Verkauf und der Übertragung des Kommanditanteils gemäß dieses Vertrages einverstanden

Art. 7
The Buyer confirms having received the Company Agreement of the KG.	Die Käuferin bestätigt, daß ihr der Gesellschaftsvertrag der KG ausgehändigt wurde.
Art. 8
Should any of the provisions of this contract be or become invalid, the validity of the rest of the contract shall not be affected. The parties agree to substitute the invalid provision by a valid provision which covers the contents of the invalid provision in the best legal and economic way.

Ist eine Bestimmung dieses Vertrages unwirksam oder wird sie unwirksam, so wird davon die Wirksamkeit des Vertrages im übrigen nicht berührt. Die Parteien vereinbaren, anstelle der unwirksamen Bestimmung eine wirksame Bestimmung zu setzen, die der unwirksamen Bestimmung in rechtlicher und wirtschaftlicher Hinsicht am nächsten kommt.

Hamburg, den 27, December 2007

/S/
Suresh Capital Maritime Partners Germany GmbH

Hamburg, den 27, December 2007

/S/
Suresh Capital Maritime Partners I-B Germany GmbH

Hamburg, den 27, December 2007

/S/
Reederei Hartmann GmbH & Co. KG